EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Form SB-2 Registration Statement of China Evergreen Environmental Corporation (the “Company”) of our report dated March 31, 2006 on our audit of the consolidated financial statements of the Company as of December 31, 2005 and for the fiscal years ended December 31, 2005 and December 31, 2004. We also consent to the use of our name in this Amendment No. 2 to Form SB-2 Registration Statement as it appears under the caption “Experts.”

/s/ PKF
PKF, Hong Kong

Hong Kong, China

May 22, 2006